Exhibit 99.1

Marrone Bio Innovations Appoints Lara L. Lee to Board of Directors

Prominent Business Leader Brings 30+ Years of Executive Leadership Experience to the Company’s Board of Directors

DAVIS, Calif., Nov. 2, 2020 — Marrone Bio Innovations, Inc. (NASDAQ: MBII) (“Marrone Bio”), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, today announced the appointment of prominent business leader Lara L. Lee to the Board of Directors.

Lara L. Lee brings over 30 years of experience leading growth and transformation for iconic brands around the world, including Harley-Davidson and Lowe’s. She currently serves on the boards of Organically Grown Company, a progressive organic produce distributor with international sourcing operations, and The Sill, a direct-to-consumer retailer of house plants. From 2013-2018 Lara was an officer and SVP at Lowe’s Home Improvement, where she was instrumental in the company’s omni-channel transformation to offer a distinct, relevant brand experience across digital, social physical and human touch-points, and served as President of the Orchard Supply Hardware subsidiary. Prior experience includes Chief Innovation and Operating Officer at Continuum, a global consultancy, and business unit leadership roles at Harley-Davidson.

Lara L. Lee obtained a B.A. in Chinese Language from Brown University, a Master’s in International Studies from the University of Pennsylvania and an MBA from The Wharton School. She is a member of the National Association of Corporate Directors (NACD) and Corporate Directors Forum.

“We are privileged to welcome someone with such a prestigious background to the Marrone Bio Innovations board,” said Bob Woods, Chairman of the Board of Directors of Marrone Bio Innovations. “Lara brings valuable insights from a C-suite perspective, and experience with channel, market and digital disruption with depth in innovation and strategic marketing. Her work with international distribution and global brands will help us guide the Company towards building a full-service biologicals organization with scope and capabilities across the highest growth segments in the industry, and to position Marrone Bio for the strategic commercialization of its robust R&D pipeline. I believe that Lara will help us expand the breadth and depth of the Company’s reach and look forward to working with her to position Marrone Bio to create value for our shareholders.”

“Marrone Bio is well positioned to become a top-tier commercial-scale player in the biologicals space, with an unrivaled product portfolio and thought leadership position. I look forward to working with Bob and the Board of Directors to help drive execution of the Company’s growth plans and broaden the Company’s global reach,” added Lara L. Lee.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a next-generation insecticide-nematicide, a breakthrough bioherbicide and a biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP™ 110, Foramin®, UBP™ Seed Treatment, Foramin® ST.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the views of Marrone Bio Innovations, Inc. (“MBI”) as of any subsequent date. Examples of such statements include statements regarding the potential benefits from Ms. Lee joining the board of directors and the company’s goals for future performance. Such forward-looking statements are based on information available to MBI as of the date of this release and involve a number of risks and uncertainties, some beyond MBI’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for MBI’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other relevant third parties and any difficulty in integrating the acquired businesses. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the Securities and Exchange Commission. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

Company Contact:
Kevin Helash, Chief Executive Officer
Phone: 530-750-2800

info@marronebio.com

Investor Relations Contact:
Greg Falesnik or Luke Zimmerman
MZ Group – MZ North America
Phone: 949-385-6449
MBII@mzgroup.us